Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Craig Collard, Chief Executive Officer of Heron Therapeutics, Inc. (the “Company”), and Ira Duarte, Executive Vice President, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

•
the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
•
the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2024

In Witness Whereof, the undersigned have set their hands hereto as of the 12th day of March, 2024.

/s/ Craig Collard
Craig Collard
Chief Executive Officer
(As Principal Executive Officer)

/s/ Ira Duarte
Ira Duarte
Executive Vice President, Chief Financial Officer
(As Principal Financial Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Heron Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.